Exhibit 99.1

Ladder Capital Corp Reports Second Quarter 2016 Results

Financial Highlights

Required GAAP disclosures for the second quarter:

  GAAP Income before Taxes of $1.6 million and Diluted EPS of $0.05
  Book value per share of $13.51 at June 30, 2016

Core Earnings disclosures for the second quarter:

  Core Earnings of $30.9 million and Core EPS of $0.32
  Undepreciated book value per share of $14.36 at June 30, 2016

During the second quarter of 2016, Ladder Capital:

  Originated $431.9 million of commercial mortgage loans, including $270.3 million of mortgage loans held for sale and $161.6 million of mortgage loans held for investment, and made $16.0 million of net leased and other equity investments
  Declared a second quarter dividend of $0.275/share of Class A common stock paid on July 1, 2016

NEW YORK--(BUSINESS WIRE)--August 4, 2016--Ladder Capital Corp (NYSE:LADR) (“we,” “Ladder,” or the “Company”) today announced operating results for the quarter ended June 30, 2016. GAAP Income/(loss) before taxes for the three and six months ended June 30, 2016 was $1.6 million and $(10.7) million, respectively, compared to $73.9 million and $94.9 million for the three and six months ended June 30, 2015, respectively. The 2016 results reflect significantly lower net results from derivative transactions. Diluted EPS for the three and six months ended June 30, 2016 was $0.05 and $(0.05), respectively, compared to $0.67 and $0.85 for the three and six months ended June 30, 2015, respectively. After-tax GAAP return on average equity was 1.0% in the second quarter of 2016.

Core Earnings, a non-GAAP measure, was $30.9 million for the second quarter of 2016, compared to $52.1 million earned in the second quarter of 2015. For the six months ended June 30, 2016, Core Earnings was $69.1 million compared to $100.1 million for the comparable period in 2015. These results during both time frames reflect lower securitization earnings due to unfavorable market trends prevailing during the first half of this year. We believe Core Earnings, which adjusts GAAP income before taxes for certain non-cash expenses (including depreciation related to our real estate equity portfolio) and unrecognized derivative results, is useful in evaluating our earnings from operations. Core EPS, a non-GAAP measure, was $0.32 for the second quarter of 2016 and $0.70 for the six months ended June 30, 2016, compared to $0.51 and $0.99 for the three and six months ended June 30, 2015, respectively.

Brian Harris, Ladder's Chief Executive Officer, said, “We are pleased to report Core Earnings of $30.9 million and Core EPS of $0.32 in the second quarter. After curtailing our loan production in the first quarter in response to volatile market conditions, we used the second quarter to rebuild our loan inventory and refill our pipeline of loans under application to be closed in the second half of the year. We achieved a solid 9.5% After-Tax Core Return on Average Equity in the second quarter without making a major contribution of loans to a securitization transaction.”

As of June 30, 2016, we had total assets of $6.0 billion, including $2.1 billion of commercial real estate loans, $2.7 billion of commercial real estate-related securities, $808.8 million of real estate, $131.9 million of cash and $219.1 million of other assets. As of June 30, 2016, 80.1% of our total assets were comprised of senior secured assets, including first mortgage loans, commercial real estate-related securities secured by first mortgage loans, and cash. During the second quarter, senior secured assets comprised 97.9% of the total $750.7 million investment activity.

During the quarter ended June 30, 2016, we originated $431.9 million of loans comprised of $270.3 million of commercial mortgage loans held for sale and $161.6 million of commercial mortgage loans held for investment. We also received $192.5 million in proceeds from the repayment of mortgage loans during the three months ended June 30, 2016. During the quarter we sold $40.0 million of first mortgage loans and realized a $2.8 million gain on sale before hedge costs.

Our portfolio of CMBS and U.S. Agency Securities increased by $101.3 million during the second quarter to $2.7 billion as we purchased $302.7 million and sold $114.2 million of securities during the quarter. We also received $99.5 million of proceeds from the repayment of securities.

During the second quarter of 2016, we purchased 14 single tenant net lease and other properties for a total investment of $16.0 million. We have financed these properties with non-recourse mortgage loans that have been contributed to securitizations or internal non-recourse mortgage loans that are eligible for securitization. We also sold 40 condominium units for a total of $14.1 million during the second quarter, which generated a realized gain of $4.9 million. The total book value of our real estate portfolio as of June 30, 2016 was $808.8 million.

Net interest income for the second quarter of 2016 was $27.4 million, compared to $31.8 million for the comparable period in the prior year, primarily due to lower average loan receivable balances. Compared to the second quarter of 2015, net gain from sale of loans decreased by $11.7 million and realized gain on securities decreased by $8.0 million in the second quarter of 2016. A decline in interest rates during the second quarter of 2016 led to a net loss from derivative transactions of $24.6 million, compared to a net gain of $26.8 million in the second quarter of 2015.

Portfolio Overview

The following table summarizes the book value of our investment portfolio as of the following dates:

	June 30, 2016		December 31, 2015
	($ in thousands)
Loans
Conduit first mortgage loans	$583,453	9.7%	$571,764	9.7%
Balance sheet first mortgage loans	1,380,703	23.1%	1,453,120	24.6%
Other commercial real estate-related loans	163,180	2.7%	285,525	4.8%
Total loans	2,127,336	35.5%	2,310,409	39.1%
Securities
CMBS investments	2,636,893	44.0%	2,335,930	39.7%
U.S. Agency Securities investments	63,317	1.1%	71,287	1.2%
Total securities	2,700,210	45.1%	2,407,217	40.9%
Real Estate
Real estate and related lease intangibles, net	808,755	13.5%	834,779	14.2%
Total real estate	808,755	13.5%	834,779	14.2%
Other Investments
Investments in unconsolidated joint ventures	33,778	0.6%	33,797	0.6%
FHLB stock	77,915	1.3%	77,915	1.3%
Total other investments	111,693	1.9%	111,712	1.9%
Total investments	5,747,994	96.0%	5,664,117	96.1%
Cash, cash equivalents and cash collateral held by broker	131,932	2.2%	139,770	2.4%
Other assets	107,447	1.8%	91,325	1.5%
Total assets	$5,987,373	100.0%	$5,895,212	100.0%

Note: CMBS investments and U.S. Agency Securities are carried at fair value.

We originate conduit first mortgage loans eligible for securitization that are secured by cash-flowing commercial real estate properties. These first mortgage loans are structured with fixed rates and five- to ten-year terms. As of June 30, 2016, we held 30 first mortgage loans that were substantially available for contribution into future securitizations with an aggregate book value of $583.5 million. Based on the outstanding loan principal balances at June 30, 2016 and the “as-is” third-party FIRREA appraised values at origination, the weighted average loan-to-value ratio of this portfolio was 64.9%.

We also originate balance sheet first mortgage loans secured by commercial real estate properties that are undergoing lease-up, sell-out, renovation, or repositioning. These mortgage loans are generally structured with floating rates and terms (including extension options) ranging from one to five years. As of June 30, 2016, we held a portfolio of 63 balance sheet first mortgage loans with an aggregate book value of $1.4 billion, 89.1% of which was floating-rate. Based on the outstanding loan principal balances at June 30, 2016 and the “as-is” third-party FIRREA appraised values at origination, the weighted average loan-to-value ratio of this portfolio was 65.8%.

We selectively invest in other commercial real estate loans in the form of note purchase financings, subordinated debt, mezzanine debt, and other structured finance products related to commercial real estate. We held $163.2 million of other commercial real estate-related loans as of June 30, 2016, which was entirely fixed-rate. Based on the outstanding loan principal balances through the mezzanine or subordinated debt level at June 30, 2016 and the “as-is” third-party FIRREA appraised values at origination, the weighted average loan-to-value ratio of this portfolio was 73.7%.

As of June 30, 2016, our portfolio of CMBS investments had an estimated fair value of $2.6 billion and was comprised of investments in 195 CUSIPs ($13.5 million average investment per CUSIP), with a weighted average duration of 3.0 years.

As of June 30, 2016, our portfolio of U.S. Agency Securities had an estimated fair value of $63.3 million and was comprised of investments in 31 CUSIPs ($2.0 million average investment per CUSIP), with a weighted average duration of 8.3 years.

As of June 30, 2016, we owned 6.8 million square feet of real estate, comprised of 110 single tenant net leased properties, 3 individual office buildings, 3 portfolios of office buildings, 1 warehouse, 92 condominium units at Veer Towers in Las Vegas, and 115 condominium units at Terrazas River Park Village in Miami. Our total real estate portfolio had an aggregate book value of $808.8 million. We typically originate internal non-recourse mortgage loan financing secured by an individual property or a group of properties in our real estate portfolio and subsequently seek to securitize these loans. Once the loans have been securitized, they are included on our balance sheet as mortgage loan financing. As of June 30, 2016, we had $547.0 million of such mortgage loan financing, secured by certain of our real estate properties.

Liquidity and Capital Resources

We held unrestricted cash and cash equivalents of $81.4 million at June 30, 2016. We had total debt outstanding of $4.4 billion as of June 30, 2016, and we had an additional $1.3 billion of committed financing available for additional investment through our FHLB membership, our revolving credit facility, and our committed repurchase facilities. On April 19, 2016, we amended one of our committed loan repurchase facilities, adding two one-year extension options, extending the final maturity date to May 24, 2020. On June 28, 2016, we entered into a new $100.0 million committed master repurchase agreement to finance whole mortgage loans. The agreement has a three-year term and replaces a $50.0 million credit agreement that matured during the quarter. Effective July 1, 2016, we amended our committed securities repurchase agreement, increasing the maximum capacity from $300.0 million to $400.0 million and extending the maturity date to July 1, 2018. We also executed a new committed loan repurchase facility with maximum capacity of $100.0 million and a maturity date that may be extended to August 2, 2021. The new facility replaces a $35.0 million facility with the same counterparty that was terminated simultaneously.

The following table summarizes our debt obligations as of the following dates:

	June 30, 2016	December 31, 2015
	($ in thousands)

Committed loan facilities	$513,229	$704,149
Committed securities facility	247,274	161,887
Uncommitted securities facilities	379,112	394,719
Total repurchase agreements	1,139,615	1,260,755
Revolving credit facility	100,000	—
Mortgage loan financing	546,953	544,663
Borrowings from the FHLB	2,049,701	1,856,700
Senior unsecured notes	558,700	612,605
Total debt obligations	$4,394,969	$4,274,723

To maintain our qualification as a REIT under the Internal Revenue Code of 1986, as amended, we must annually distribute at least 90% of our taxable income. The REIT distribution requirements limit our ability to retain earnings and thereby replenish or increase capital for operations. We believe that our significant capital resources and access to financing will provide us with financial flexibility at levels sufficient to meet current and anticipated capital requirements, including funding new investment opportunities, paying distributions to our shareholders and servicing our debt obligations.

Conference Call and Webcast

We will host a conference call on Thursday, August 4, 2016 at 5:00 p.m. EDT to discuss second quarter 2016 results. The conference call can be accessed by dialing (877) 407-4018 domestic or (201) 689-8471 international. Individuals who dial in will be asked to identify themselves and their affiliations. For those unable to participate, an audio replay will be available from 8:00 p.m. EDT on Thursday, August 4, 2016 through midnight Thursday, August 18, 2016. To access the replay, please call (877) 870-5176 domestic or (858) 384-5517 international, access code 13640616. The conference call will also be webcast though a link on Ladder Capital Corp’s Investor Relations website at ir.laddercapital.com. A web-based archive of the conference call will also be available at the above website.

Reconciliation of Non-GAAP Financial Measures

We present Core Earnings, Core EPS, and After-Tax Core Return on Average Equity ("After-Tax Core ROAE"), which are non-GAAP measures, as supplemental measures of our performance. We believe Core Earnings, Core EPS and After-Tax Core ROAE assist investors in comparing our performance across reporting periods on a consistent basis by excluding non-cash expenses and unrecognized results from derivatives and Agency interest-only securities, which we believe makes comparisons across reporting periods more relevant by eliminating timing differences related to changes in the values of assets and derivatives. In addition, we use Core Earnings, Core EPS and After-Tax Core ROAE: (i) to evaluate our earnings from operations and (ii) because management believes that it may be a useful performance measure for us. Core Earnings is also used as a factor in determining the annual incentive compensation of our senior managers and other employees.

We present Undepreciated book value per share, which is a non-GAAP measure, as a supplemental measure of our financial condition. We believe Undepreciated book value per share assists investors in comparing our financial condition across reporting periods on a consistent basis by excluding accumulated depreciation on real estate, which implicitly assumes that the value of our real estate diminishes in value predictably over time, whereas real estate values have historically risen or fallen with market conditions.

We consider the Class A common shareholders of the Company and limited partners of Ladder Capital Finance Holdings LLLP other than Ladder Capital Corp ("Continuing LCFH Limited Partners") to have fundamentally equivalent interests in our pre-tax earnings and net income. Accordingly, for purposes of computing Core Earnings, Core EPS and After-Tax Core ROAE, we start with pre-tax earnings or net income and adjust for other noncontrolling interest in consolidated joint ventures but we do not adjust for amounts attributable to noncontrolling interest held by Continuing LCFH Limited Partners. Similarly, when calculating Undepreciated book value per share we include Total shareholders' equity and the noncontrolling interest held by Continuing LCFH Limited Partners, but exclude noncontrolling interest in consolidated joint ventures.

We define Core Earnings as income before taxes adjusted to exclude (i) real estate depreciation and amortization, (ii) the impact of derivative gains and losses related to the hedging of assets on our balance sheet as of the end of the specified accounting period, (iii) unrealized gains/(losses) related to our investments in Agency interest-only securities, (iv) the premium (discount) on mortgage loan financing and the related amortization of premium (discount) on mortgage loan financing recorded during the period, (v) non-cash stock-based compensation and (vi) certain one-time transactional items.

We do not designate derivatives as hedges to qualify for hedge accounting and therefore any net payments under, or fluctuations in the fair value of, our derivatives are recognized currently in our income statement. However, fluctuations in the fair value of the related assets are not included in our income statement. We consider the gain or loss on our hedging positions related to assets that we still own as of the reporting date to be “open hedging positions.” While recognized for GAAP purposes, we exclude the results on the hedges from Core Earnings until the related asset is sold and the hedge position is considered “closed,” whereupon they would then be included in Core Earnings in that period. These are reflected as “Adjustments for unrecognized derivative results” for purposes of computing Core Earnings for the period.

Our investments in Agency interest-only securities are recorded at fair value with changes in fair value recorded in current period earnings. We believe that excluding these specifically identified gains and losses associated with the open hedging positions adjusts for timing differences between when we recognize changes in the fair values of our assets and derivatives which we use to hedge asset values. Set forth below is an unaudited reconciliation of Net Income to After-Tax Core Earnings:

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	($ in thousands)

Net Income	$3,945	$68,697	$(7,500)	$86,659
Income tax expense (benefit)	(2,301)	5,177	(3,174)	8,282
Income (loss) before taxes	1,644	73,874	(10,674)	94,942
Net (income) loss attributable to noncontrolling interest in consolidated joint ventures and operating partnership (GAAP) (1)	(248)	684	(16)	493
Our share of real estate depreciation, amortization and gain adjustments (2)	8,020	8,400	16,325	16,804
Adjustments for unrecognized derivative results (3)	16,124	(32,916)	55,472	(21,398)
Unrealized (gain) loss on agency IO securities	584	51	(76)	1,369
Premium (discount) on mortgage loan financing, net of amortization	(220)	(255)	(255)	1,876
Non-cash stock-based compensation	4,978	2,305	8,308	4,555
One-time transactional adjustment (4)	—	—	—	1,509
Core Earnings	30,882	52,143	69,084	100,150
Core estimated corporate tax benefit (expense) (5)	4,077	(2,466)	5,805	(3,155)
After-Tax Core Earnings	$34,959	$49,677	$74,889	$96,995

(1)	Includes $13,411 of net income attributable to noncontrolling interest in consolidated joint ventures which are included in net (income) loss attributable to noncontrolling interest in operating partnership on the combined consolidated statements of income for the three and six months ended June 30, 2016.

(2)	The following is a reconciliation of GAAP depreciation and amortization to our share of real estate depreciation, amortization and gain adjustments amounts presented in the computation of Core Earnings in the preceding table:

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	($ in thousands)

Total GAAP depreciation and amortization	$9,254	$9,954	$19,057	$19,677
Less: Depreciation and amortization related to non-rental property fixed assets	(52)	(46)	(57)	(51)
Less: Non-controlling interests’ share of consolidated depreciation and amortization	(532)	(735)	(1,205)	(1,480)
Our share of real estate depreciation and amortization	8,670	9,173	17,795	18,146

Realized gain from accumulated depreciation and amortization on real estate sold (see below)	(657)	(778)	(1,481)	(1,351)
Less: Non-controlling interests’ share of accumulated depreciation and amortization on real estate sold	7	5	11	9
Our share of accumulated depreciation and amortization on real estate sold	(650)	(773)	(1,470)	(1,342)

Our share of real estate depreciation and amortization and gain adjustments	$8,020	$8,400	$16,325	$16,804

GAAP gains/losses on sales of real estate include the effects of previously recognized real estate depreciation and amortization. For purposes of Core Earnings, our share of real estate depreciation and amortization is eliminated and, accordingly, the resultant gain/losses must also be adjusted. Following is a reconciliation of the related consolidated GAAP amounts to the amounts reflected in Core Earnings.

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	($ in thousands)

GAAP realized gain on sale of real estate, net	$4,873	$7,278	$10,968	$14,940
Less: Our share of accumulated depreciation and amortization on real estate sold	(650)	(773)	(1,470)	(1,342)
Adjusted gain/loss on sale of real estate for purposes of Core Earnings	$4,223	$6,505	$9,498	$13,598

(3)	The following is a reconciliation of GAAP net results from derivative transactions to our hedging unrecognized result presented in the computation of Core Earnings in the preceding table:

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	($ in thousands)

Net results from derivative transactions	$(24,642)	$26,787	$(75,504)	$(12,352)
Hedging realized result	7,163	6,523	14,584	13,859
Hedging unrecognized result	1,355	(394)	5,448	19,891
Hedging unrecognized result	$(16,124)	$32,916	$(55,472)	$21,398

(4)	One-time transactional adjustment for costs related to restructuring the Company for REIT related operations. All costs were expensed and accrued for in the period incurred.

(5)	Core estimated corporate tax benefit (expense) based on effective tax rate applied to Core Earnings generated by the activity within our taxable REIT subsidiary.

Core EPS is defined as After-Tax Core Earnings divided by the Adjusted weighted average shares outstanding (diluted) during the period. The Adjusted weighted average shares outstanding (diluted) is defined as the GAAP weighted average shares outstanding (diluted), adjusted for shares issuable upon conversion of all Class B shares, if excluded from the GAAP measure because they would have an anti-dilutive effect. The inclusion of shares issuable upon conversion of Class B shares is consistent with the inclusion of income attributable to noncontrolling interest in operating partnership in Core Earnings and After-Tax Core Earnings.

Set forth below is an unaudited reconciliation of Weighted average shares outstanding (diluted) to Adjusted weighted average shares outstanding (diluted):

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	($ in thousands)

Weighted average shares outstanding (diluted)	61,977	50,930	60,383	98,149
Weighted average shares issuable to converted Class B shareholders	46,446	46,681	46,895	(528)
Adjusted weighted average shares outstanding (diluted)	108,423	97,611	107,278	97,621

Set forth below is an unaudited computation of Core EPS:

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	($ in thousands)

After-Tax Core Earnings	$34,958	$49,677	$74,889	$96,994
Adjusted weighted average shares outstanding (diluted)	108,423	97,611	107,278	97,621
Core EPS	$0.32	$0.51	$0.70	$0.99

After-Tax Core ROAE is presented on an annualized basis and is defined as After-Tax Core Earnings divided by the average Total shareholders' equity and Noncontrolling interest in operating partnership during the period. The inclusion of Noncontrolling interest in operating partnership is consistent with the inclusion of income attributable to noncontrolling interest in operating partnership in After-Tax Core Earnings. Set forth below is an unaudited computation of After-Tax Core ROAE:

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	($ in thousands)

After-Tax Core Earnings	$34,958	$49,677	$74,889	$96,994
Average shareholders' equity and NCI in operating partnership	1,478,170	1,504,793	1,480,645	1,502,231
After-Tax Core ROAE	9.5%	13.2%	10.1%	12.9%

We define Undepreciated book value per share as the sum of Total shareholders' equity, Noncontrolling interest in operating partnership, and Our share of accumulated real estate depreciation and amortization, divided by the total Class A and Class B shares outstanding. Set forth below is an unaudited reconciliation of Total shareholders' equity to Undepreciated book value, and an unaudited computation of Undepreciated book value per share:

	June 30, 2016	December 31, 2015
	($ in thousands)

Total shareholders' equity	$851,105	$828,215
Noncontrolling interest in operating partnership	629,408	657,380
Our share of accumulated real estate depreciation and amortization (1)	93,435	76,473
Undepreciated book value	1,573,948	1,562,068
Class A and Class B shares outstanding	109,589	99,266
Undepreciated book value per share	$14.36	$15.74

(1) The following is a reconciliation of GAAP Accumulated real estate depreciation and amortization to Our share of accumulated real estate depreciation and amortization presented in the computation of Undepreciated book value per share in the preceding table.

	June 30, 2016	December 31, 2015
	($ in thousands)

GAAP Accumulated real estate depreciation and amortization	$101,283	$83,056
Less: Noncontrolling interests' share of accumulated real estate depreciation and amortization	(7,848)	(6,583)
Our share of accumulated real estate depreciation and amortization	$93,435	$76,473

Our non-GAAP measures, including Core Earnings, Core EPS, After-Tax Core ROAE and Undepreciated book value per share have limitations as analytical tools. Some of these limitations are:

  Core Earnings, Core EPS and After-Tax Core ROAE do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations and are not necessarily indicative of cash necessary to fund cash needs;
  Core EPS and After-Tax Core ROAE are based on a non-GAAP estimate of Ladder’s effective tax rate, including the impact of UBT and the impact of Ladder's election to be taxed as a REIT effective January 1, 2015, assuming the conversion of all shares of Class B common stock into shares of Class A common stock. Ladder’s actual tax rate may differ materially from this estimate;
  Undepreciated book value per share excludes accumulated real estate depreciation and amortization and may not reflect an accurate measure of the value of our real estate; and
  other companies in our industry may calculate non-GAAP measures differently than we do, limiting their usefulness as comparative measures.

Because of these limitations, our non-GAAP measures should not be considered in isolation or as a substitute for net income (loss) attributable to shareholders, earnings per share or book value per share, or any other performance measures calculated in accordance with GAAP. Our non-GAAP measures should not be considered an alternative to cash flows from operations as a measure of our liquidity. Undepreciated book value per share should not be considered a measure of the value of our assets upon an orderly liquidation of the Company.

In the future, we may incur gains and losses that are the same as or similar to some of the adjustments in this presentation. Our presentation of non-GAAP measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

For additional information about our non-GAAP financial measures, please refer to the disclosures available on our website or our Quarterly Report on Form 10•Q.

About Ladder

Ladder is an internally-managed real estate investment trust that is a leader in commercial real estate finance. Ladder originates and invests in a diverse portfolio of commercial real estate and real estate-related assets, focusing on senior secured assets. Ladder’s investment activities include: (i) direct origination of commercial real estate first mortgage loans; (ii) investments in investment grade securities secured by first mortgage loans on commercial real estate; and (iii) investments in net leased and other commercial real estate equity. Founded in 2008, Ladder is run by a highly experienced management team with extensive expertise in all aspects of the commercial real estate industry, including origination, credit, underwriting, structuring, capital markets and asset management. Led by Brian Harris, the Company’s Chief Executive Officer, Ladder is headquartered in New York City and has branches in Los Angeles and Boca Raton.

Forward-Looking Statements

Certain statements in this release may constitute “forward-looking” statements. These statements are based on management’s current opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results. These forward-looking statements are only predictions, not historical fact, and involve certain risks and uncertainties, as well as assumptions. Actual results, levels of activity, performance, achievements and events could differ materially from those stated, anticipated or implied by such forward-looking statements. While Ladder believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect actual results. There are a number of risks and uncertainties that could cause actual results to differ materially from forward-looking statements made herein including, most prominently, the risks discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, as well as its consolidated financial statements, related notes, and other financial information appearing therein, and its other filings with the U.S. Securities and Exchange Commission. Such forward- looking statements are made only as of the date of this release. Ladder expressly disclaims any obligation or undertaking to release any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or changes in events, conditions, or circumstances on which any such statement is based.

Ladder Capital Corp
Combined Consolidated Statements of Income
(Dollars in Thousands, Except Per Share and Dividend Data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015

Net interest income
Interest income	$55,766	$59,239	$115,366	$115,622
Interest expense	28,402	27,487	57,938	54,311
Net interest income	27,364	31,752	57,428	61,311
Provision for loan losses	150	150	300	300
Net interest income after provision for loan losses	27,214	31,602	57,128	61,011

Other income
Operating lease income	19,085	20,390	38,379	39,537
Tenant recoveries	1,324	2,510	2,659	5,036
Sale of loans, net	2,795	14,524	10,625	44,551
Realized gain (loss) on securities	2,971	11,017	2,398	23,167
Unrealized gain (loss) on Agency interest-only securities	(584)	(51)	76	(1,369)
Realized gain on sale of real estate, net	4,873	7,278	10,968	14,940
Fee and other income	6,181	3,833	9,156	7,374
Net result from derivative transactions	(24,642)	26,787	(75,504)	(12,352)
Earnings from investment in unconsolidated joint ventures	(168)	164	626	605
Gain on extinguishment of debt	—	—	5,382	—
Total other income (loss)	11,835	86,452	4,765	121,489
Costs and expenses
Salaries and employee benefits	13,432	15,947	26,047	29,705
Operating expenses	4,713	6,734	11,008	15,537
Real estate operating expenses	8,925	9,628	14,644	19,001
Real estate acquisition costs	208	454	208	1,054
Fee expense	873	1,463	1,603	2,585
Depreciation and amortization	9,254	9,954	19,057	19,677
Total costs and expenses	37,405	44,180	72,567	87,559
Income (loss) before taxes	1,644	73,874	(10,674)	94,941
Income tax expense (benefit)	(2,301)	5,177	(3,174)	8,282
Net income (loss)	3,945	68,697	(7,500)	86,659
Net (income) loss attributable to noncontrolling interest in consolidated joint ventures	(235)	684	(2)	493
Net (income) loss attributable to noncontrolling interest in operating partnership	(908)	(35,171)	4,765	(43,768)
Net income (loss) attributable to Class A common shareholders	$2,802	$34,210	$(2,737)	$43,384

Earnings per share:
Basic	$0.05	$0.68	$(0.05)	$0.86
Diluted	$0.05	$0.67	$(0.05)	$0.85

Weighted average shares outstanding:
Basic	61,170,006	50,335,095	60,383,447	50,161,553
Diluted	61,976,962	50,929,538	60,383,447	98,148,577

Dividends per share of Class A common stock:	$0.275	$0.25	$0.55	$0.50

Ladder Capital Corp
Combined Consolidated Balance Sheets
(Dollars in Thousands)

	June 30, 2016	December 31, 2015
	(unaudited)
Assets
Cash and cash equivalents	$81,415	$108,959
Cash collateral held by broker	50,517	30,811
Mortgage loan receivables held for investment, net, at amortized cost	1,543,883	1,738,645
Mortgage loan receivables held for sale	583,453	571,764
Real estate securities, available-for-sale	2,700,210	2,407,217
Real estate and related lease intangibles, net	808,755	834,779
Investments in unconsolidated joint ventures	33,778	33,797
FHLB stock	77,915	77,915
Derivative instruments	218	2,821
Due from brokers	5,583	—
Accrued interest receivable	21,168	22,776
Other assets	80,478	65,728
Total assets	$5,987,373	$5,895,212
Liabilities and Equity
Liabilities
Debt obligations	$4,394,969	$4,274,723
Due to brokers	31	—
Derivative instruments	26,494	5,504
Amount payable pursuant to tax receivable agreement	1,910	1,910
Dividends payable	2,498	17,456
Accrued expenses	47,963	78,142
Other liabilities	27,409	26,069
Total liabilities	4,501,274	4,403,804
Commitments and contingencies	—	—
Equity
Class A common stock, par value $0.001 per share, 600,000,000 shares authorized; 64,237,833 and 55,758,710 shares issued and 63,142,785 and 55,209,849 shares outstanding	64	55
Class B common stock, par value $0.001 per share, 100,000,000 shares authorized; 46,445,729 and 44,055,987 shares issued and outstanding	46	44
Additional paid-in capital	871,387	776,866
Treasury stock, 1,095,048 and 548,861 shares, at cost	(11,244)	(5,812)
Retained Earnings/(Dividends in Excess of Earnings)	(41,104)	60,618
Accumulated other comprehensive income (loss)	31,956	(3,556)
Total shareholders’ equity	851,105	828,215
Noncontrolling interest in operating partnership	629,408	657,380
Noncontrolling interest in consolidated joint ventures	5,586	5,813
Total equity	1,486,099	1,491,408

Total liabilities and equity	$5,987,373	$5,895,212

Ladder Capital Corp
Combined Consolidated Statements of Cash Flows
(Dollars in Thousands)
(Unaudited)

	Six Months Ended June 30,
	2016	2015

Cash flows from operating activities:
Net income (loss)	$(7,500)	$86,659
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
(Gain) loss on extinguishment of debt	(5,382)	—
Depreciation and amortization	19,057	19,677
Unrealized (gain) loss on derivative instruments	23,656	(5,351)
Unrealized (gain) loss on Agency interest-only securities	(76)	1,369
Provision for loan losses	300	300
Amortization of equity based compensation	8,118	7,214
Amortization of deferred financing costs included in interest expense	4,288	2,899
Amortization of premium on mortgage loan financing	(437)	(431)
Amortization of above- and below-market lease intangibles	35	803
Amortization of premium/(accretion) of discount and other fees on loans	(4,914)	(5,608)
Amortization of premium/(accretion) of discount and other fees on securities	36,591	47,808
Realized gain on sale of mortgage loan receivables held for sale	(10,625)	(44,551)
Realized (gain) loss on real estate securities	(2,398)	(23,167)
Realized gain on sale of real estate, net	(10,968)	(14,940)
Realized gain on sale of derivative instruments	(24)	—
Origination and purchases of mortgage loan receivables held for sale	(361,324)	(1,132,259)
Repayment of mortgage loan receivables held for sale	699	542
Proceeds from sales of mortgage loan receivables held for sale	359,561	1,086,513
Income from investments in unconsolidated joint ventures in excess of distributions received	(626)	(605)
Distributions from operations of investment in unconsolidated joint ventures	1,017	282
Deferred tax asset	(6,693)	(755)
Changes in operating assets and liabilities:
Accrued interest receivable	1,609	4,090
Other assets	(28,283)	(1,912)
Accrued expenses and other liabilities	(29,943)	(28,513)
Net cash provided by (used in) operating activities	(14,262)	64
Cash flows from investing activities:
Reduction (addition) of cash collateral held by broker for derivatives	(25,538)	5,442
Purchase of derivative instruments	(73)	—
Sale of derivative instruments	49	—
Purchases of real estate securities	(530,476)	(353,828)
Repayment of real estate securities	135,614	114,848
Proceeds from sales of real estate securities	124,050	726,986
Sale of FHLB stock	—	2,409
Origination and purchases of mortgage loan receivables held for investment	(174,481)	(653,662)
Repayment of mortgage loan receivables held for investment	373,857	439,216
Reduction (addition) of cash collateral held by broker	5,832	(7,459)
Addition (reduction) of deposits received for loan originations	689	1,809
Title deposits included in other assets	18,081	(10,604)
Distributions received from investments in unconsolidated joint ventures in excess of income	49	3,372
Capitalization of interest on investment in unconsolidated joint ventures	(420)	—
Purchases of real estate	(16,008)	(140,234)
Capital improvements of real estate	(3,249)	(1,390)
Proceeds from sale of real estate	37,614	63,778
Net cash provided by (used in) investing activities	(54,410)	190,683
Cash flows from financing activities:
Deferred financing costs paid	(1,195)	(1,308)
Proceeds from borrowings under debt obligations	6,151,959	8,807,532
Repayment of borrowings under debt obligations	(6,027,672)	(8,902,700)
Cash dividends paid to Class A common shareholders	(49,843)	(25,237)
Capital contributed by noncontrolling interests in operating partnership	250	—
Capital distributed to noncontrolling interests in operating partnership	(26,704)	(38,423)
Capital contributed by noncontrolling interests in consolidated joint ventures	—	74
Capital distributed to noncontrolling interests in consolidated joint ventures	(229)	(232)
Payment of liability assumed in exchange for shares for the minimum withholding taxes on vesting restricted stock	(786)	(3,794)
Purchase of treasury stock	(4,652)	—
Net cash provided by (used in) financing activities	41,128	(164,088)
Net increase (decrease) in cash	(27,544)	26,659
Cash and cash equivalents at beginning of period	108,959	76,218
Cash and cash equivalents at end of period	$81,415	$102,877

Supplemental information:
Cash paid for interest, net of amounts capitalized	$55,505	$52,390
Cash paid for income taxes	$13,642	$19,688

Non-cash investing and financing activities:
Securities and derivatives purchased, not settled	$(31)	$(17,898)
Securities sold, not settled	$5,583	$—
Origination of mortgage loans receivable held for investment	$36,878	$—
Repayment of mortgage loans receivable held for investment	$(36,878)	$—
Exchange of noncontrolling interest for common stock	$28,328	$15,688
Change in deferred tax asset related to change in tax receivable agreement	$(772)	$561
Dividends declared, not paid	$1,179	$—
Stock dividends	$64,100	$—

CONTACT:
Investor
Ladder Capital Corp
Investor Relations, 917-369-3207
investor.relations@laddercapital.com